UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Toro Ventures Inc.
                           ---------------------------
                 (Name of small business issuer in its charter)

      NEVADA                     5812                       Applied For
   -------------       ---------------------------       ----------------
   (State or           (Primary Standard Industrial      (I.R.S. Employer
   jurisdiction of      Classification Code Number)     Identification No.)
   incorporation or
   organization)

                               Toro Ventures Inc.
                               Yan Liu, President
                          2498 West 41st Ave, Suite 232
                           Vancouver, British Columbia
                                 Canada V6M 2A7
                            Telephone: (604) 618-9110
         --------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                       7251 West Lake Mead Blvd, Suite 300
                            Las Vegas, Nevada, 89128
                            Telephone: (702) 562-4091
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:   as soon as practicable after the effective date
                               of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                          [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                        [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                      [ ]

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
TITLE OF EACH                     PROPOSED      PROPOSED
CLASS OF                          MAXIMUM       MAXIMUM
SECURITIES       DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE            AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED       REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
----------------------------------------------------------------------------
Common Stock      $584,500         $0.10          $584,500     $68.80
----------------------------------------------------------------------------

(1) Based on the last sales price on May 26, 2005.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated August 12, 2005

Prospectus


                               TORO VENTURES INC.
                        5,845,000 Shares of Common Stock


We are registering for sale by selling shareholders, 5,845,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

Our current cash balance is $17,863. Management believes the current cash balance is sufficient to fund the current level of organizational and research activities for the following twelve months after the date of this filing.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.


Our shares of common stock are not traded anywhere.


Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

                                         Offering                          Proceeds to Selling
                                           Price           Expenses          Shareholders
Per Share to Selling Shareholders        $     0.10        $   0.00          $     0.10
Total to Selling Shareholders            $  584,500        $   0.00          $  584,500

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.


The date of this prospectus is August 12, 2005.

                                Table of Contents

                                                                PAGE
Summary .......................................................  6
Risk Factors...................................................  7
Forward Looking Statements ....................................  9
Use of Proceeds................................................  9
Determination of Offering Price ...............................  9
Dilution ......................................................  9
Plan of Distribution ..........................................  9
Organization within the Last Five years........................ 12
Description of Business........................................ 12
Management's Discussion and Analysis or Plan of Operation...... 15
Management..................................................... 18
Executive Compensation......................................... 19
Principal and Selling Shareholders............................. 20
Description of Securities...................................... 22
Certain Transactions........................................... 24
Litigation..................................................... 24
Experts........................................................ 24
Legal Matters.................................................. 24
Financial Statements........................................... 24

                                     Summary


Our business

Toro Ventures Inc. was incorporated in the state of Nevada on April 11, 2005. We intend to commence operations as a fast food service company. We currently own the exclusive franchisee rights in the provinces of Hubei and Beijing in China to the Big-On-Burgers Restaurants franchise, a Canadian-based fast food service provider of traditional North American cuisine such as hamburgers and French fries. We plan to begin operations of a Big-On-Burgers store in China once sufficient investment capital is raised. We currently have not advanced beyond the business plan state from our inception until the date of this filing. During April and May of 2005, we received initial funding through the sale of common stock to investors. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $17,863. We anticipate that our current cash balance will satisfy our cash needs for the following twelve-month period.

Our principal executive offices are located at Suite 232-2498 West 41st Avenue, Vancouver, British Columbia, Canada V6M 2A7 and our telephone number is (604) 618-9110. Our fiscal year end is June 30th.


The offering


Following is a brief summary of this offering:

Securities being offered by selling shareholders       5,845,000 shares of common stock
Offering price per share                               $0.10
Net proceeds to us                                     None
Number of shares outstanding before the offering       5,845,000
Number of shares outstanding after the offering        5,845,000
if all of the shares are sold


Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                                      As of
                                                   June 30, 2005
                                                     (Audited)
Balance Sheet
Total Assets                                          $52,863
Total Liabilities                                     $62,424
Stockholders Equity (Deficit)                         ($9,561)


                                                From the initial period
                                                        through
                                                     June 30, 2005
                                                       (Audited)
Income Statement
Revenue                                                    $0
Total Expenses                                         $9,562
Net Loss                                               $9,562

                                  Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Toro Ventures, Inc.:

1. Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend or cease operations. Our auditors have issued a going concern opinion as at July 29, 2005. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.
2. Because we have not yet commenced operations we face a high risk of business failure. We were incorporated on April 11, 2005 and to date have been involved primarily in organizational activities. As of the date of this filing, we have not earned any revenues. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure for such enterprises.
3. If we are not able to effectively respond to competition, our business may fail. There are many companies in the fast food service industry that will compete with us in the Chinese market. Most of these competitors have established businesses with substantial volume. We will attempt to compete against these groups by offering a much higher quality product compared to our competitors products. However, we cannot assure you that such a strategy will be successful, or that competitors will not copy our business strategy. Our inability to achieve sales and revenues due to competition will have an adverse effect on our business operations and financial condition.
4. Because all of our assets and our officer and director are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or our officer and director. All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our director and officer is a national and/or resident of countries other than the United States, and all or a substantial portion of such person's assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof.
5. Because we have only one director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us. Presently, we have only one officer/director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.
6. Because our sole executive officer will only be devoting limited time to our operations, our operations could be sporadic which may result in periodic interruptions or suspensions of operations and a lack of revenues which may cause us to cease operations. Yan Liu, our sole executive officer will only be devoting limited time to our operations. Because Mr. Liu will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Liu. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Risks associated with this offering:

Investment risks:

7. Because there is no public trading market for our common stock, you may not be able to resell your stock. There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.
8. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares. Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

                           Forward Looking Statements

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.


                                 Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.


                         Determination of Offering Price

We selected the $0.10 price the sale of our shares of common stock. We determined this offering price based upon the price of last sale of our common stock to investors. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.


                                    Dilution

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.


                              Plan of Distribution

There are thirty four selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

         1. On such public markets or exchanges as the common stock may from time to time be trading;
         2. In privately negotiated transactions;
         3. Through the writing of options on the common stock;
         4. In short sales; or
         5. In any combination of these methods of distribution.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

         1. The market price of our common stock prevailing at the time of sale;
         2. A price related to such prevailing market price of our common stock; or
         3. Such other price as the selling shareholders determine from time to time.


The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.


We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:


1. Not engage in any stabilization activities in connection with our common stock;


2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and


3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.


Of the 5,845,000 shares of common stock outstanding as of May 26, 2005, 3,000,000 shares were owned by our officer and director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act


Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).


Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.


Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.


Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.


Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.


Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.


Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.


The application of the penny stock rules may affect your ability to resell your shares.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Toro Ventures Inc. was incorporated in Nevada on April 11, 2005. In April of 2005 the board of directors voted to seek capital and began development of Toro Ventures' business plan. During April and May of 2005, Toro Ventures received its initial funding through the sale of common stock to investors. On May 15, 2005, Toro Ventures signed a Master Franchise Agreement with Big-On-Burgers Restaurants which grants Toro Ventures exclusive rights to open and operate Big-On-Burgers restaurants in the provinces of Hubei and Beijing in China.


                             Description of Business

Overview

Toro Ventures Inc. was incorporated in the state of Nevada on April 11, 2005. We intend to commence operations as a fast food service company. We currently own the exclusive franchisee rights in the provinces of Hubei and Beijing China to the Big-On-Burgers Restaurants franchise, a Canadian-based fast food service provider of traditional North American cuisine such as hamburgers and French fries. We plan to begin operations of a Big-On-Burgers store in China once sufficient investment capital is raised. We currently have not advanced beyond the business plan state from our inception until the date of this filing. During April and May of 2005, we received initial funding through the sale of common stock to investors. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $17,863. We anticipate that our current cash balance will satisfy our cash needs for the following twelve months.

Our principal executive offices are located at Suite 232-2498 West 41st Avenue, Vancouver, British Columbia, Canada V6M 2A7 and our telephone number is (604) 618-9110. Our fiscal year end is June 30th.

Franchise Agreement

On May 15, 2005, Toro Ventures Inc. signed a Master Franchise Agreement with Big-On-Burgers Restaurants, the franchisor, which grants Toro Ventures exclusive rights to open and operate Big-On-Burgers restaurants in the provinces of Hubei and Beijing in China. The agreement will be in effect for a period of ten years, terminating on April 15, 2015. The agreement also allows us to sub-license others to use the Big-On-Burgers trademark in the provinces of Hubei and Beijing in China. We may carry on the operation of any number of franchise outlets in the provinces of Hubei and Beijing in China.

In consideration for being granted the rights to the Master Franchise Agreement, we accepted to pay the following fees:

         1) We agreed to issue 275,000 shares of our common stock to the franchisor upon the signing of the franchise agreement.
         2) A royalty of 5% of monthly gross sales of all of the franchised outlets operating in our exclusive territory will be remitted to the Franchisor by us by the fifteen of the following month.
         3) An advertising royalty of 3% of monthly gross sales of all of the franchised outlets operating in the exclusive territory will be remitted to the franchisor by us by the fifteen of the following month.

Other than the items mentioned above, we are not required to make any other types of payments to the franchisor during the term of the agreement.

We have the option to renew this agreement for a further ten years upon the same terms and conditions, except for the fees, contained in the original Master Franchise Agreement. The renewal term commences upon the termination date of the original agreement.


Principal Products or Services and Their Markets

This is the initial stage of our business. As of the date of this filing, we have not implemented our business plan.

We plan to implement the same successful differentiation strategy our Canadian franchisor, Big-On-Burgers, follows in our proposed restaurant in China. We intend to sell the same menu of items offered by our franchisor, Big-On-Burgers. Examples of menu items that will be offered are hamburgers, French fries and assorted soft drinks. Unlike the established market players in the North American fast food service industry, our focus will be to provide customers with a product that offers uncompromising standards combined with the freshest ingredients. The emphasis of all our menu items will be freshness and quality in preparation: our beef patties will be made fresh to order using Certified Angus Beef only, our lettuce, mushrooms, tomatoes and onions will be hand chopped, and our French fries will be cut daily from fresh, whole potatoes and cooked in cholesterol-free vegetable oil. In addition to our emphasis on food excellence, we will offer the same type of friendly, home-style service associated with an old fashioned burger place or diner. We believe the combination of fresh ingredients, made-to-order menu items, and warm, personalized service will allow us to compete successfully against our established competitors.

We currently have no physical restaurant in operations as of the present. We intend to establish a Big-On-Burgers franchise in one of China's heavily populated provinces, such as Hubei or Beijing. The Chinese market was chosen because management believes the characteristics of this market present strong sales potential for our proposed restaurant. For the past decade, the Chinese economy has seen tremendous growth and this growth has filtered down to its citizens through an increase in their per capita income. This increase in affluence among the Chinese population has increased their desire and willingness to pay for goods and services that are of higher quality and of foreign design or origin. In particular, there is a strong interest for products and services that are of North American style, such as fashion, technology, and food. For this reason, we believe a Big-On-Burgers franchise which offers genuine, high quality North American style cuisine in a friendly and welcoming environment will be well accepted in the Chinese market and prove to be a worthwhile and successful business venture.

A precise location in China has not been decided upon. Our director will make this decision after further research has been done.

Competition

The current North American fast food service industry in China is dominated by the same major players one would find in North America, such as McDonald's, KFC restaurants, and Pizza Hut. The competition amongst these established players is intense, using price and brand imaging as their main methods of competition. Their strategies often emphasize being able to offer to their customers the lowest price and the fastest service. However, their constant emphasis on price and speed comes at the cost of sub-par quality of food and customer service.

We believe that there is currently a large need that our current competitors are not satisfying in the North American fast food service industry in China, as customers in China who are willing to pay a little extra for higher quality North American fare have no alternatives to turn to presently. Our business plan intends to service this growing niche market. We intend to use the importance we place on quality and service to differentiate our restaurant from the major fast food chains that the Chinese people currently associate with North American style cuisine. Our intention is to introduce to the Chinese population the notion that North American fast food does not necessarily mean pre-made, processed meals and that it can be fresh and of high quality.

Revenue

As of to date of this filing, we have not generated any revenues, as we have had no operational activities.

Insurance

Currently, we have no insurance coverage

Government Regulation

Our restaurant will be subject to the regulations of the Chinese provincial health, sanitation, safety, environmental and fire agencies in the province it will be located in.

Offices

The Company's headquarters and executive offices are located at Suite 232-2498 West 41st Ave, Vancouver, British Columbia. Our telephone number is (604) 618-9110.

Employees

We currently have no employees, other than our director, because there is no operational restaurant in existence presently.

Subsidiaries

We do not have any subsidiaries.

Bankruptcy, Receivership, or Similar Proceeding

There has been no bankruptcy, receivership, or similar proceedings.

Patents and Trademarks

We currently own the exclusive right to use the Big-On-Burgers trademark in the country of China.

Other than the above, we do not own, either legally or beneficially, any patents or trademarks.

Legal Proceedings

We are not a party to any material legal proceeding, nor are our officer, director or affiliates' a party adverse to us in any legal proceeding.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation for the Next Twelve Months


Our plan of operation for the twelve months following the date of this prospectus is to prepare for the commencement of business operations in China. The process may include, but not exclusively, activities such as:

- We will conduct market research in order to determine the specific city-market in China that will offer the best sales potential for our first franchise. If the costs are not prohibitive, we may consider hiring a local Chinese marketing firm to aid in our search.

- After deciding on a geographical location, we will conduct commercial property searches in order to find an appropriate retail location to lease for our first franchise.
- We will conduct a cost-benefit analysis of whether it will be more economical to lease an existing building or to build a completely new restaurant.
- We will conduct an examination of local Chinese business and food and health regulations related to opening a restaurant.
- We will conduct costing of initial capital cost requirements and budgeting of operational working capital needs to determine the necessary amount of future financing required to commence our business plan.
- We will conduct a search for appropriate suppliers and vendors in China that can supply us with the quality of ingredients we require.
- We will be looking to hire a local Chinese manager to help prepare for our restaurants opening and to run future operations.

We estimate that our current working capital position of approximately $17,863 will be more than sufficient to meet our short term cash needs for the next twelve-month period. We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the short term.

While we have sufficient funds on hand to continue our organizational and research activities, our cash reserves are not sufficient to commence operations of our business plan. As a result, we will need to seek additional funding in the near future for the initial capital requirements of our first franchise. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. In the event we are not successful in selling our common stock, we may also seek to obtain short-term loans from our director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our initial capital requirement needs.

If we are unable to raise the required financing, we will be delayed in commencing our business plan.

Off-Balance Sheet Arrangements

The Company currently has no off-balance sheet arrangements.

Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.


In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions did not have a material impact on the Company's consolidated financial position and results of operations. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements of SFAS No. 148 on January 1, 2003.


In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company adopted SFAS No. 146 on January 1, 2003. The effect of adoption of this standard did not have a material effect on the Company's results of operations or financial position.


The FASB has also issued SFAS No. 145, 147 and 149 but they do not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.

                                   MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our present officer and director are set forth below:

Name             Age     Position Held

Yan Liu          22      President, Principal Executive Officer, Principal
                         Financial Officer, Principal Accounting Officer,
                         Treasurer, Secretary, and Director

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officer and director

Yan Liu has been our president, principal executive officer, principal financial officer, principal accounting officer, treasurer and a director since our inception on April 12, 2005.

Mr. Liu has a strong working background in managing fast food service restaurants in the Chinese market. From 2003 to 2004, Mr. Liu was employed as a manager of a Kentucky Fried Chicken restaurant in Ji Lin, China. From 2001 to 2003, Mr. Liu was employed as a part-time junior supervisor of a McDonald restaurant in Ji Lin, China.

Mr. Liu educational background also has prepared him for restaurant management, as he received a Bachelor of Business Management degree in Hotel and Restaurant management from the University of Ji Lin, in Ji Lin, China in 2004.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest


The only conflict that we foresee is that our officer and director devote time to projects that do not involve us.


                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officer and director during the most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.


                           Summary Compensation Table

                                                                                      Long Term Compensation
                                                                                -------------------------------------
                           Annual Compensation                  Awards                Payouts
---------------------------------------------------------------------------------------------------------------------
(a)                    (b)      (c)      (d)        (e)           (f)             (g)            (h)         (i)
                                                   Other
                                                   Annual      Restricted      Securities
                                                   Compen        Stock         Underlying       LTIP      All Other
Name and Principal            Salary    Bonus      sation       Award(s)        Options /       Payouts  Compensation
Position [1]          Year      ($)      ($)        ($)           ($)            SARs(#)         ($)         ($)
---------------------------------------------------------------------------------------------------------------------
Yan Liu               2005       0         0         0             0                0             0           0
President.
Treasurer,
Secretary, and Director


[1] All compensation received by the officer and director has been disclosed.


Option/SAR Grants


There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officer and director.


Long-Term Incentive Plan Awards


We do not have any long-term incentive plans.


Compensation of Directors


We do not have any plans to pay our directors any money.

Indemnification


Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.


Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.


                       PRINCIPAL AND SELLING SHAREHOLDERS


The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares. The address for Mr. Yan Liu is our address at Suite 232-2498 West 41st Ave, Vancouver, British Columbia.


                                           Direct Amount of                                                        Percent
Name of Beneficial Owner                   Beneficial Owner                      Position                         of Class
------------------------------------------------------------------------------------------------------------------------------
Yan Liu                                       3,000,000        President, Principal Executive Officer,             51.33%
                                                               Principal Financial Officer, Principal
                                                               Accounting Officer, Treasurer, Secretary
                                                               and Director

All officers and Directors
as a Group (1 Person)                         3,000,000                                                            51.33%

Securities authorized for issuance under equity compensation plans.


We have no equity compensation plans.


Selling Shareholders


The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.


                                                           Percentage of                          owned after the
                                  Total number of          shares owned     Number of          offering assuming all
                                 shares owned prior          prior to      shares being       of the shares are sold
Name                                to offering              offering        offered              in the offering
----                                -----------              --------        -------              ---------------

Liu, Yan                             3,000,000             51.33%           3,000,000                        0.00%
HU, Lian                               100,000              1.71%             100,000                        0.00%
MA, Song                               100,000              1.71%             100,000                        0.00%
LIU, Hu                                100,000              1.71              100,000                        0.00%
YANG, Wei                              100,000              1.71              100,000                        0.00%
CHAN, Yik Kau                          100,000              1.71              100,000                        0.00%
TIAN, Xiao Liang                       100,000              1.71              100,000                        0.00%
WU, Hao                                100,000              1.71              100,000                        0.00%
YAO, Jie                               100,000              1.71              100,000                        0.00%
CHEN, Hong                             100,000              1.71              100,000                        0.00%
FENG, Si Xue                           100,000              1.71              100,000                        0.00%
LU, Jian Feng                          100,000              1.71              100,000                        0.00%
SHI, Feng                              100,000              1.71              100,000                        0.00%
WAN, Chun                              100,000              1.71              100,000                        0.00%
WANG, Xue Xue                          100,000              1.71              100,000                        0.00%
LU, Meng                               100,000              1.71              100,000                        0.00%
LI, Gui                                100,000              1.71              100,000                        0.00%
QIN, Hao Bo                            100,000              1.71              100,000                        0.00%
LI, Guang Sheng                        100,000              1.71              100,000                        0.00%
LIU, Shu                               100,000              1.71              100,000                        0.00%
CHENG, Zhou                            100,000              1.71              100,000                        0.00%
LIU, Chang                             100,000              1.71              100,000                        0.00%
MENG, Hong                             100,000              1.71              100,000                        0.00%
ZHANG, Xiao                            100,000              1.71              100,000                        0.00%
WEN, Cheng Gang                        100,000              1.71              100,000                        0.00%
YU, Yang                               100,000              1.71              100,000                        0.00%
ZHANG, YuQi                             10,000              0.17%              10,000                        0.00%
ZHANG, Huazhong                         10,000              0.17%              10,000                        0.00%
LIU, Xiao                               10,000              0.17%              10,000                        0.00%
ZHANG, Zi Long                          10,000              0.17%              10,000                        0.00%
LI, Jing                                10,000              0.17%              10,000                        0.00%
MANQING, Wang                           10,000              0.17%              10,000                        0.00%
HONG, Ji                                10,000              0.17%              10,000                        0.00%
Big-On-Burgers Restaurants             275,000              4.70%             275,000                        0.00%

TOTAL                                5,845,000            100.00%           5,845,000                        0.00%

We issued the foregoing 5,845,000 shares of common stock as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons. The following is a summary of the issuances of shares pursuant to Reg. S of the Act.


a) In April 2005, we issued 3,000,000 shares of common stock to Liu, Yan in consideration of $0.001 per share or a total of $3,000.


b) In April and May of 2005, we issued 2,500,000 shares of common stock to twenty five individuals in consideration of $0.01 per share or a total of $25,000.


c) In May 2005, we issued 70,000 shares of common stock to seven individuals in consideration of $0.10 per share or a total of $7,000.


d) In May 2005, we issued 275,000 shares of common stock to Big-On-Burgers Restaurants in consideration for being granted the rights to the Big-On-Burgers franchise.

Future Sales of Shares


A total of 5,845,000 shares of common stock are issued and outstanding. Of the 5,845,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. Of the 5,845,000 restricted shares, all are being offered for sale by the selling shareholders in this offering.


Shares purchased in this offering will be immediately resalable without restriction of any kind.


                            DESCRIPTION OF SECURITIES


Common Stock


Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:


* have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting


Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.


Cash dividends


As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.



Anti-takeover provisions


There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.



Reports


After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent


Our stock transfer agent for our securities is Empire Stock Transfer Inc., Suite 300 7251 West Lake Mead Boulevard, Las Vegas, Nevada 89128 and its telephone number is (702) 562-4091.


                              CERTAIN TRANSACTIONS


We issued 3,000,000 shares of common stock to Yan Liu, our president and a member of the board of directors in April 2005, in consideration of $3,000.


We issued 275,000 shares of common stock to Big-On-Burgers Restaurants in May 2005 in consideration for being granted the rights to the Big-On-Burgers franchise.


                                   LITIGATION


We are not a party to any pending litigation and none is contemplated or threatened.


                                     EXPERTS


Our financial statements for the period from inception to June 30, 2005, included in this prospectus have been audited by Gordon K. W. Gee, Chartered Accountant, 325 Howe Street, Suite 605, Vancouver, British Columbia V6C 1Z7.


                                  LEGAL MATTERS


Certain legal matters with respect only to the validity and nonassessability under Nevada law of the Shares of Common Stock will be passed on for the Company by Erwin & Thompson LLP, Reno, Nevada. Their address is 1 East Liberty St., Suite 424, P.0. Box 40817, Reno, Nevada, 89504


                              Financial Statements


Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Chartered Accountants.


Our financial statements from inception to June 30, 2005 (audited) immediately follows:

TORO VENTURES INC.

FINANCIAL STATEMENTS

FOR THE INITIAL PERIOD ENDED 30 JUNE 2005
------------------------------------------------------------------------------


GORDON K.W. GEE
Chartered Accountant                                #601 - 325 Howe Street
                                                    Vancouver, BC  V6C 1Z7
An Incorporated Professional                        Telephone: (604) 689 - 8815
                                                    Facsimile: (604) 689 - 8838
                                                    Email: gkwg@telus.net
------------------------------------------------------------------------------



             Report of Independent Registered Public Accounting Firm



To the Board of Directors and Shareholders of Toro Ventures Inc.:


I have audited the accompanying balance sheet of Toro Ventures Inc. as at 30 June 2005 and the related statements of operations and deficit and cash flow for the period then ended. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit

I have conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, these financial statements present fairly, in all material respects, the financial position of Toro Ventures Inc. as at 30 June 2005 and the results of the operations and cash flow of the company for the period then ended, in conformity with Canadian generally accepted accounting principles accepted in the United States of America. As required by the Business Corporations Act (Ontario), I report that in my opinion, these principles have been applied on a basis consistent with that of the preceding year.


                                                   /s/ Gordon K.W. Gee
                                                   -----------------------
                                                   Gordon K.W. Gee
                                                   CHARTERED ACCOUNTANT
                                                   Vancouver, B.C., Canada

Date: 29 July 2005

TORO VENTURES INC.
BALANCE SHEET
AS AT 30 JUNE

                                                            2005
                                                              $
                                                            ----
              ASSETS
CURRENT
  Cash                                                     17,863
  Prepaid expenses                                         10,000
                                                           ------
                                                           27,863

INVESTMENT IN A FRANCHISE (Note 3)                         25,000

TOTAL ASSETS                                               52,863
                                                           ======

              LIABILITIES
CURRENT
  Accounts payable and accrued liabilities                  2,424

OBLIGATION TO ISSUE SHARES (Note 4)                        60,000
                                                           ------

TOTAL LIABILITES                                           62,424
                                                           ======
              SHAREHOLDERS' EQUITY
SHARE CAPITAL (Note 5)                                          1
DEFICIT                                                    (9,562)
                                                           ------
                                                           (9,561)

TOTAL LIABILITES AND SHAREHOLDERS EQUITY                   52,863
                                                           ======


APPROVED BY THE DIRECTOR:


"Yan Liu", Director and Chief Executive Officer


              (See accompanying notes to the financial statements)

TORO VENTURES INC.
STATEMENT OF OPERATIONS AND DEFICIT
FOR THE INITIAL PERIOD ENDED 30 JUNE 2005

                                                                2005
                                                                  $
                                                                ----
GENERAL AND ADMINISTRATIVE EXPENSES

  Regulatory and transfer agent fees                             250
  Professional fees                                            2,300
  Management fees                                              4,000
  Facilities costs                                             3,000
  Bank charges and interest                                       12
                                                              ------

LOSS AND DEFICIT                                              (9,562)
                                                              ======

LOSS PER SHARE
Basic loss per share                                          (9,437)
                                                              ======


              (See accompanying notes to the financial statements)

TORO VENTURES INC.
STATEMENT OF CHANGES IN CASH FLOWS
FOR THE INITIAL PERIOD ENDED 30 JUNE 2005


                                                                2005
                                                                  $
                                                                ----

OPERATING ACTIVITIES

Net Loss                                                      (9,437)

         Prepaid Expenses                                    (10,000)
         Accounts payable and accrued liabilities              2,300
                                                             -------
                                                             (17,137)

FINANCING ACTIVITIES

         Obligation to issue shares                           60,000

INVESTING ACTIVITIES

         Investment in franchise                             (25,000)
                                                             -------


INCREASE IN CASH                                              17,863
                                                             =======


              (See accompanying notes to the financial statements)

TORO VENTURES INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE INITIAL PERIOD ENDED 30 JUNE 2005


1.       INCORPORATION AND OPERATING ACTIVITES

         Toro Ventures Inc. was incorporated on 11 April 2005, under the laws of the State of Nevada, U.S.A. Operations started on that Date.

         Toro Ventures Inc. is a company that is developing business ventures in the Peoples Republic of China.



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Foreign Currency Translation
         Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the period end exchange rate, non-monetary assets are translated at historical exchange rates and all income and expenses are translated at average exchange rates prevailing during the period. Foreign currency translation adjustments are included in income.

         Loss Per Share
         Loss per share has been calculated based on the weighted average number of shares outstanding.

         Fair Value of Financial Instruments
         The respective carrying value of certain on-balance sheet financial instruments approximate their fair values. These financial statements include cash, receivables, advances receivable, cheques issued in excess of cash, accounts payable and property obligations payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Unless otherwise noted, fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

         Use of Estimates
         The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates.

         Future Income Taxes
         The company recognizes income taxes using an asset and liability approach. Future income tax assets and liabilities are computed annually for differences between the financial statements and bases using enacted tax laws and rates applicable to the periods in which the differences are expressed to affect taxable income.

3.       INVESTMENT IN FRANCHISE

         On 15 May 2005 the company entered into an agreement with a Canadian company to acquire the right to establish franchise outlets in parts of the People's Republic of China. The agreement is for 10 years with an option to renew for an additional 10 years after the termination of the initial term.

         The consideration given for the Right is 275.000 common shares. In addition a 5% royalty is to be paid on all outlet gross sales to the franchisers along with 3% advertising royalty on all outlet gross sales.

4.       OBLIGATION TO ISSUE SHARES

         The company has received $35,000 toward the issuance of 5,570,000 shares. In addition the company has invested in a franchise in which consideration is to be given of $25,000 or 275,000 shares.

5.       SHARE CAPITAL

         Authorized - 75,000,000 common shares with a par value of $0.001 per share.

         Issued - 1 common share at $1


                                                                   SHARES
                                                                -----------
                                                                #         $
                                                                -----------
         Balance, 31 December 1996                              1         1


6.       INCOME TAXES

         The Company has tax losses of $9,437 which may be applied against future taxable income.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on this 12th day of August, 2005.


                TORO VENTURES INC.

                BY: /s/ Yan Liu
                ---------------
                    Yan Liu
                    President, Principal Executive Officer, Principal
                    Financial Officer, Principal Accounting Officer, Treasurer, Secretary and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Yan Liu, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature           Title                                         Date


/s/ Yan Liu         President, Principal Executive Officer,      August 12, 2005
--------------      Principal Financial Officer, Principal
Yan Liu             Accounting Officer,Treasurer, Secretary,
                    and Director









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